REMOTEMDx, INC.


                     150 West Civic Center Drive, Suite 400
                                 Sandy, UT 84070
                                 (801) 563-7171

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 10, 2006



Dear Shareholder:

         You are invited to attend the Annual Meeting of Shareholders of RemoteMDx, Inc., to be held at RemoteMDx, Inc. 150 West Civic Center Drive, Suite 400, Sandy, Utah , 84070, on Monday, July 10, 2006, at 10:00 a.m., Mountain Daylight Time, for the following purposes:

         1. To elect four directors to serve for one year each, until the next Annual Meeting of Shareholders and until a successor is elected and shall qualify;

         2. To ratify the selection of Hansen Barnett & Maxwell, as the Company's independent auditors;

         3. To approve an amendment to the Articles of Incorporation increasing the number of shares of common stock authorized to be issued by the Company;

         4. To approve an amendment to the Articles of Incorporation increasing the number of shares of preferred stock authorized to be issued by the Company;

         5.   To approve the 2006 Equity Incentive Award Plan; and


         6. To consider and act upon any other matters that properly may come before the meeting or at any postponement or adjournment thereof.

         Only record holders of shares of the common stock and the Series B Preferred Stock and Series C Preferred Stock of RemoteMDx at the close of business on May 19, 2006, have the right to receive notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders entitled to receive notice and to vote at the meeting will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of RemoteMDx at 150 West Civic Center Drive, Suite 400, Sandy, Utah, during the 10 days prior to the meeting.

         Your vote is important. Whether or not you are able to attend the Annual Meeting, we urge you to sign and date the enclosed proxy card and to return it promptly in the enclosed envelope. If you do attend the Annual Meeting, you may withdraw your prior vote or proxy and vote personally on any matters brought properly before the meeting. RemoteMDx will pay all expenses of the meeting, including the cost of printing and mailing the proxy statement and other materials and the solicitation process.

                                        By Order of the Board of Directors,

                                        /s/ Michael G. Acton
                                        Michael G. Acton, Corporate Secretary

Salt Lake City, Utah
June 6, 2006

                                 REMOTEMDx, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 PROXY STATEMENT

                                TABLE OF CONTENTS


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT                   1
QUESTIONS AND ANSWERS                                                          3
PROPOSAL #1: ELECTION OF DIRECTORS                                             5
PROPOSAL #2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS                 7
-- Independence                                                                7
-- Financial Statements and Reports                                            7
-- Services                                                                    7
PROPOSAL #3: AMENDMENT TO ARTICLES OF INCORPORATION INCREASING
  AUTHORIZED SHARES OF COMMON STOCK                                            8
PROPOSAL #4: AMENDMENT TO ARTICLES OF INCORPORATION INCREASING
  AUTHORIZED SHARES OF PREFERRED STOCK                                        10
PROPOSAL #5: APPROVAL OF 2006 EQUITY INCENTIVE AWARD PLAN                     11
INFORMATION CONCERNING REMOTEMDX, INC.                                        17
BOARD OF DIRECTORS
-- Committees of the Board of Directors                                       17
-- Audit Committee Financial Expert                                           17
-- Remuneration                                                               17
-- Director Independence                                                      17
-- Shareholder Communications with Directors                                  17
REPORT OF THE AUDIT COMMITTEE                                                 18
EXECUTIVE OFFICERS                                                            18
COMMON STOCK OWNERSHIP                                                        20
COMPENSATION OF EXECUTIVE OFFICERS                                            22
-- Summary Compensation Table                                                 22
-- Employment Agreements                                                      23
-- Stock Option Grants in Fiscal Year 2005                                    23
-- Stock Options Outstanding and Options Exercised in
  Fiscal Year 2005                                                            23
COMPENSATION PLANS                                                            23
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT                             24
STOCK PERFORMANCE GRAPH                                                       25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                26
OTHER MATTERS                                                                 26
ANNUAL REPORT                                                                 27
FURTHER INFORMATION                                                           27



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                                 REMOTEMDx, INC.

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD July 10, 2006

         The Board of Directors of RemoteMDx, Inc. ("RemoteMDx") is soliciting proxies to be used at the 2006 Annual Meeting of Shareholders ("Annual Meeting"). Distribution of this Proxy Statement and proxy form is scheduled to begin on or about June 9, 2006. The mailing address of RemoteMDx's principal executive offices is 150 West Civic Center Drive, Suite 400, Sandy, Utah 84070.

                              QUESTIONS AND ANSWERS


         Why did I receive this Proxy Statement? We have sent you the Notice of Annual Meeting of Shareholders and this Proxy Statement and the enclosed proxy or voting instruction card because the RemoteMDx Board of Directors is soliciting your proxy to vote at our Annual Meeting on July 10, 2006. The Proxy Statement contains information about matters to be voted on at the Annual Meeting.

         Who is entitled to vote? You may vote if you owned common stock or shares of Series B preferred stock or Series C Preferred Stock as of the close of business on May 19, 2006. On May 19, 2006, there were 63,644,440 shares of our common stock outstanding and entitled to vote at the Annual Meeting. Additionally, as of May 19, 2006, there were outstanding a total of 20,431 shares of Series A Preferred Stock; 268,332 shares of Series B Preferred Stock; and 3,271,067 shares of Series C Preferred Stock outstanding, convertible at any time at the option of the holders thereof into approximately 9,813,201 shares of common stock. The Series A Preferred Stock does not grant separate voting rights; in other words, the holders of Series A Preferred Stock are not entitled to vote simply because they hold Series A Preferred Stock. The Series B and Series C Preferred Stock do have voting rights. Each holder of Series B Preferred Stock is entitled to one vote per share of Series B Preferred Stock held as of the Record Date, on a one-for-one basis. Each holder of Series C Preferred Stock is entitled to one vote for each share of common stock into which the shares of Series C Preferred Stock held are convertible, which was three shares of common stock as of the Record Date. In other words, if a shareholder owns 10 shares of Series C Preferred Stock, he or she would be entitled to vote 30 shares of common stock.

         Further, the holders of the Series C Preferred Stock have the right to elect, voting as a class, two directors to our Board of Directors. As of May 19, 2006, the holders of the Series C Preferred Stock had not exercised the right to elect two directors. Please note that when the holders of the Series C Preferred Stock exercise that right, the number of directors serving on the board will increase.

         How many votes do I have? Each share of common stock and each share of Series B preferred stock that you own at the close of business on May 19, 2006, entitles you to one vote. Additionally, each share of Series C Preferred Stock that you own at the close of business on May 19, 2006, entitles you to three votes.

         What am I voting on? You will be voting on proposals to:

         o    Elect four directors;

         o Ratify the selection of Hansen Barnett & Maxwell, LLP, ("Hansen Barnett") as our independent auditors;

         o Approve an amendment to the Company's Articles of Incorporation (the "Articles of Incorporation") increasing the number of shares of common stock the Company may issue;

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

         o Approve an amendment to the Company's Articles of Incorporation increasing the number of shares of preferred stock the Company may issue;

         o    Approve the 2006 Equity Incentive Award Plan; and

         o Transact any other business which may properly come before the Annual Meeting.

         How do I vote? You can vote in the following ways:

         o By Mail: If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

         o At the Annual Meeting: If you are planning to attend the Annual Meeting and wish to vote your shares in person, we will give you a ballot at the meeting. If your shares are held in street name, you need to bring an account statement or letter from your broker, bank or other nominee indicating that you are the beneficial owner of the shares on May 19, 2006, the record date for voting. Even if you plan to be present at the meeting, we encourage you to complete and mail the enclosed card to vote your shares by proxy.

         What if I return my proxy or voting instruction card but do not mark it to show how I am voting? Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. You can specify whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from the other proposals. If no direction is indicated, your shares will be voted FOR the election of the nominees for director, FOR the ratification of the selection of Hansen Barnett as our independent auditors, FOR the amendment to the Articles of Incorporation to increase the number of shares of common stock authorized, FOR the amendment to the Articles of Incorporation to increase the number of shares of preferred stock authorized, FOR the 2006 Equity Incentive Award Plan and, with respect to any other matter that may properly come before the Annual Meeting, at the discretion of the proxy holders.

         May I change my vote after I return my proxy card or voting instruction card? You may revoke your proxy or change your vote at any time before it is exercised in one of three ways:

         o Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy;

         o Submit another proxy card (or voting instruction card if you hold your shares in street name) with a later date; or

         o    Vote in person on Monday, July 10, 2006, at the Annual Meeting.

         What does it mean if I receive more than one proxy or voting instruction card? It means that you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares by returning all proxy and voting instruction cards you receive.

         What constitutes a quorum? A quorum must be present to properly convene the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy or voting instruction card or if you attend the Annual Meeting. Abstentions and broker non-votes are counted as shares present at the meeting for purposes of determining whether a quorum of common stock shareholders exists but not as shares cast for any proposal. Because abstentions and broker non-votes are not treated as shares cast, they would have no impact on any of the Proposals.

         What vote is required in order to approve each proposal? The required vote is as follows:

         o Election of Directors: The election of the nominees requires the affirmative vote of a plurality of the shares cast at the Annual Meeting. This means that a nominee receiving more "FOR" votes than "AGAINST" votes will be approved. If you do not want to vote your

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

              shares for a particular nominee, you may indicate that in the space provided on the proxy card or the voting instruction card. In the unanticipated event that any of the nominees is unable or declines to serve, the proxy will be voted for another person as shall be designated by the Board of Directors to replace the nominee, or in lieu thereof, the Board may reduce the number of directors.

         o Ratification of Selection of Independent Auditors: Ratification of the selection of Hansen Barnett & Maxwell, LLP ("Hansen Barnett"), as our independent auditors requires the affirmative vote of a majority of the shares cast at the Annual Meeting. If the shareholders do not ratify the appointment of Hansen Barnett, the Audit Committee may reconsider the appointment.

         o Approval of Amendment to Articles of Incorporation Increasing the Authorized Common Stock of the Company (the "Common Stock Amendment"): The affirmative vote of a majority of the votes cast on the matter is required to approve the Common Stock Amendment.

         o Approval of Amendment to Articles of Incorporation Increasing the Authorized Preferred Stock of the Company (the "Preferred Stock Amendment"): The affirmative vote of a majority of the votes cast on the matter is required to approve the Preferred Stock Amendment.

         o Approval of the Company's 2006 Equity Incentive Award Plan: The affirmative vote of a majority of the votes cast on the matter is required to approve the Company's 2006 Equity Incentive Award Plan.

         How will voting on any other business be conducted? We do not know of any business or proposals to be considered at the Annual Meeting other than those described in this Proxy Statement. If any other business is proposed and we decide to allow it to be presented at the Annual Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter according to their best judgment.

         Who will count the votes? Representatives of RemoteMDx will act as the inspectors of election and will tabulate the votes cast at the Annual Meeting and received by proxy.

         Who pays to prepare, mail and solicit the proxies? We will pay all of the costs of soliciting proxies. We will ask banks, brokers and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority of executed proxies. We will reimburse them for their reasonable expenses.

         How do I submit a shareholder proposal for next year's Annual Meeting? Any shareholder who intends to present a proposal at the 2007 Annual Meeting of Shareholders must deliver the proposal to the Corporate Secretary, c/o RemoteMDx, Inc., 150 West Civic Center Drive, Suite 400, Sandy, Utah, 84070, not later than December 31, 2006, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

         Who should I call if I have questions? If you have questions about the proposals or the Annual Meeting, you may call Michael G. Acton, CFO and Secretary, at (801) 563-7171.

                       PROPOSAL #1 - ELECTION OF DIRECTORS

         Our Bylaws provide that the shareholders or the Board of Directors shall determine the number of directors from time to time, but that there shall be no less than three. The Board of Directors currently has four members. All four of these directors will stand for re-election at the Annual Meeting.

         Each director elected at the Annual Meeting will hold office until the Annual Meeting in 2007, until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. The Board of Directors has no reason to believe that any of the nominees for director will be unwilling or unable to serve if elected. These nominees have been selected by the Board of Directors; the Board has no nominating committee. If due to unforeseen circumstances a nominee should become unavailable for election, the Board may either reduce the number of directors or substitute another person for the nominee in which event your shares will be voted for that other person.

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

         We will vote your shares as you specify in your proxy. If you sign, date and return your proxy but do not specify how you want your shares voted, we will vote them FOR the election of each of the nominees listed below.

Director Nominees

         The nominees to the Board of Directors in 2006 are Robert E. Childers, James J. Dalton, David G. Derrick, and Peter McCall. All of the nominees currently serve as members of the Board of Directors. The following information is furnished with respect to these nominees as of May 17, 2006.

Robert Childers

         Mr. Childers joined our board in July 2001. Since 1977, he has served as the Chief Executive Officer of Structures Resources Inc., a firm which he founded in 1972, and has more than 30 years of business experience in construction and real estate development. Mr. Childers has served or is currently serving as General Partner in 16 Public Limited Partnerships in the Middle Atlantic States. Partners include First Union Bank and Fannie Mae. Structures Resources has successfully completed over 300 projects (offices, hotels, apartments, and shopping centers) from New York to North Carolina. Recently Mr. Childers has been a partner for various projects in Baltimore and Philadelphia. He is a co-founder of Life Science Group, a boutique biotech investment-banking firm. Mr. Childers was also the founding President of Associated Building Contractors for the State of West Virginia and served as a director of The Twentieth Street Bank until its merger with City Holding Bank. He is a former naval officer serving in Atlantic fleet submarines. Mr. Childers is a member of the Audit Committee and Compensation Committee of the board of directors.

James Dalton

         Mr. Dalton joined us as a director in 2001. He was named President of the Company in August 2003. From 1987 to 1997, Mr. Dalton was the owner and President of Dalton Development, a real estate development company. He served as the President and coordinated the development of The Pinnacle, an 86-unit condominium project located at Deer Valley Resort in Park City, Utah. Mr. Dalton also served as the President and equity owner of Club Rio Mar in Puerto Rico, a 680-acre beach front property that includes 500 condominiums, beach club, numerous restaurants, pools and a Fazio-designed golf course. He was also a founder and owner of the Deer Valley Club, where he oversaw the development of a high-end, world-class ski project that includes 25 condominiums with a "ski-in and ski-out" feature. From 1996 to 2000, Mr. Dalton served as an officer and director of Biomune Systems, Inc. Prior to joining us and following his resignation from Biomune Systems, Mr. Dalton managed his personal investments.

David Derrick

         Mr. Derrick has been our CEO and Chairman since February 2001. Previously he served as CEO and Chairman of the Board of Directors of Biomune Systems Inc. between 1989 and 1998. Biomune was a biotechnology company and was the former parent corporation of RemoteMDx, Inc. From 1996 to 1999, Mr. Derrick was Chairman of the Board of Directors of Purizer Corporation; during 2000 he served as a director of Purizer Corporation. From 1979 to 1982, Mr. Derrick was a faculty member at the University of Utah College of Business. Mr. Derrick graduated from the University of Utah with a Bachelor of Arts degree in Economics in 1975 and a Masters in Business Administration degree with an emphasis in Finance in 1976. Mr. Derrick has been a principal financier and driving force in many new businesses. During the early 1980's he helped create the community of Deer Valley, an exclusive ski resort outside of Park City, Utah. In 1985 he founded and funded a company that pioneered the Smart Home concept - the computerized home. The company is known as Vantage Systems and is today a leader in this field.

Peter McCall

         Mr. McCall joined our board of directors in July 2001. Mr. McCall began his career in the mortgage finance business in 1982. As a Vice President of GE Mortgage Securities, he oversaw the first mortgage securities transactions between GE Capital Corporation and Salomon Brothers. For fifteen years, Mr. McCall structured and sold both mortgage and asset backed security transactions. In 1997 Mr. McCall founded McCall Partners LLC. McCall Partners is an investment vehicle for listed and non-listed equity securities. Mr. McCall is also a member of the Board of Directors of Premium Power Corporation of North Andover, MA. Mr. McCall is a member of the Audit Committee and the Compensation Committee of the board of directors.


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         Pursuant to the Designation of Rights and Preferences (the
"Designation") of the Series C Preferred Stock (the "Series C Preferred"), the holders of the outstanding Series C Preferred have the right, as a class, to elect two additional directors to our Board of Directors. Pursuant to a voting agreement between the holders of the Series C Preferred, the holders of the Series C Preferred have the right to designate two directors for election by the holders of the Series C Preferred. Accordingly, the holders of our common stock and shares of Series B and Series C Preferred will vote, as a group, on the election of four directors, and the holders of the Series C Preferred will vote separately as a class on the election of two additional directors. We do not anticipate that such separate election by the holders of the Series C Preferred will take place at the Annual Meeting. If such election has taken place prior to the Annual Meeting, we will announce the results of such election.

Recommendation

         The Board of Directors unanimously recommends a vote FOR each director nominee.

         PROPOSAL #2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Audit Committee of the Board of Directors has selected Hansen, Barnett & Maxwell ("Hansen Barnett") as the independent public accountants to audit the financial statements of RemoteMDx and its subsidiaries for the fiscal year ending September 30, 2006. The Board is submitting the appointment of that firm for ratification of the shareholders at the Annual Meeting.

         On November 3, 2005, upon the authorization and approval of the audit committee of its board of directors, the Company engaged Hansen Barnett as its independent registered public accounting firm.

         While ratification of the selection of accountants by the shareholders is not required and is not binding upon the Audit Committee or the Company, in the event of a negative vote on such ratification, the Audit Committee might choose to reconsider its selection.

Independence

         Hansen Barnett has advised us that it has no direct or indirect financial interest in RemoteMDx or any of its subsidiaries, and that it has had, during the last three years, no connection with RemoteMDx or any of its subsidiaries other than as independent auditors and certain other activities as described below.

Financial Statements and Reports

         The financial statements of RemoteMDx for the year ended September 30, 2005, and report of Hansen Barnett is being provided to our shareholders in connection with this proxy statement. Hansen Barnett will have a representative present at the meeting who will have an opportunity to make a statement if he or she so desires and to respond to appropriate questions from shareholders.

Services

         For the years ended September 30, 2005, Hansen Barnett provided audit services for the Company.

         Audit Fees

         Audit services consist of the audit of the annual consolidated financial statements of the Company, and other services related to SEC filings and registration statements filed by the Company and its subsidiaries and other pertinent matters. Audit fees paid to Hansen Barnett for fiscal years 2005 and 2004 totaled approximately $55,200 and $0, respectively.

         Tax Fees, Audit Related Fees, and All Other Fees

         Hansen Barnett has not provided any consulting services to the Company in fiscal years 2004 and 2005, including tax consultation and related services, nor did Hansen Barnett perform any financial information systems design and implementation services for the Company in either period.


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         The Audit Committee of the Board of Directors considered and authorized all services provided by Hansen Barnett.

         Audit services consist of the audit of the annual consolidated financial statements of the Company, review of the quarterly financial statements, stand-alone audits of subsidiaries, accounting consultations and consents and other services related to SEC filings and registration statements filed by the Company and its subsidiaries and other pertinent matters. Audit fees paid to Tanner LC for fiscal years 2005 and 2004 totaled $61,628 and $92,600, respectively.

Recommendation

         The Board of Directors unanimously recommends a vote "FOR" Proposal #2.

      PROPOSAL #3 - AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO
         INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY TO INCLUDE 175,000,000 SHARES OF COMMON STOCK, PAR VALUE $.0001 PER SHARE.


         The first paragraph of Article III of the Company's Articles of Incorporation, as amended to date, reads as follows:

         The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock authorized to be issued is one hundred million (100,000,000) and the total number of shares of Preferred Stock authorized to be issued is ten million (10,000,000). The Common Stock and the Preferred Stock shall each have a par value of $0.0001 per share.

         The Company's Board of Directors has approved and recommends to the shareholders the adoption of an amendment to this paragraph of Article III of the Articles of Incorporation that would increase the number of shares of common stock that the Company is authorized to issue from 100,000,000 shares to 175,000,000 shares. The authorized number of shares of preferred stock would not be changed, unless the shareholders also approve Proposal No. 4 below. Assuming adoption of Proposal No. 3 without the adoption of Proposal No. 4, this paragraph of Article III, as amended, would read as follows:

         The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock authorized to be issued is One Hundred Seventy Five Million (175,000,000) and the total number of shares of Preferred Stock authorized to be issued is ten million (10,000,000). The Common Stock and the Preferred Stock shall each have a par value of $0.0001 per share.

         Only the number of shares of common stock issuable by the Company would be affected by this amendment, (unless the shareholders also approve Proposal No. 4 below). Except for this change, the proposed amendment would not affect any other provision of the Articles of Incorporation as previously amended. The text of the Restated Articles of Incorporation, containing all amendments adopted to date, including the proposed amendment to Article III, is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. We have no current understanding, arrangement or agreement, oral or written, to issue stock for any purpose.

Background of the Proposed Amendment

         As of the Record Date, there were 63,644,440 shares of the Company's common stock issued and outstanding. As of the Record Date, there were 17,099,299 shares of common stock reserved for issuance pursuant to presently issued and outstanding options, warrants and similar rights, including shares that have been set aside for issuance under the Company's existing incentive stock option plans. There were also 7,559,470 shares of common stock reserved for issuance upon conversion of the outstanding Series A preferred stock; 789,212 shares reserved for issuance upon conversion of the outstanding Series B preferred stock; and 9,714,771 shares reserved for issuance upon conversion of the outstanding Series C preferred stock. The Company has also issued

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convertible debentures payable in February 25th, March 3rd, March 12th, April
21st, and September 10th, 2004 convertible into 575,789 shares of common stock (assuming a $0.45 conversion price). Thus, as of the Record Date, assuming full exercise of all outstanding options and warrants, conversion of all outstanding preferred stock, and conversion of outstanding convertible debentures, the Company would have 99,382,981 shares of common stock or equivalents outstanding.

         Management believes that the proposed amendment would benefit the Company by allowing the Board of Directors to issue additional equity securities to raise additional capital, to pursue strategic investment and technology partners, to facilitate possible future acquisitions and to provide stock-related employee benefits. To date, the Company's primary source of financing has been private sales of common stock or other equity or debt securities convertible into common stock. To facilitate such financing transactions, the authorized capital of the Company will need to be increased pursuant to a shareholder-approved amendment to the certificate of incorporation.

         For these reasons, the Company's Board of Directors is seeking shareholder approval of the proposed amendment.

         If the proposed amendment is approved at the Annual Meeting, generally, no shareholder approval would be necessary for the issuance of all or any portion of the additional shares of common stock unless required by law or any rules or regulations to which the Company is subject.

         Depending upon the consideration per share received by the Company for any subsequent issuance of common stock, such issuance could have a dilutive effect on those shareholders who previously paid a higher consideration per share for their stock. Also, future issuances of common stock will increase the number of outstanding shares, thereby decreasing the percentage ownership in the Company (for voting, distributions and all other purposes) represented by existing shares of common stock. The availability for issuance of the additional shares of common stock may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued common stock could be issued in one or more transactions that would make a takeover of the Company more difficult or costly, and therefore less likely. The Company is not aware of any person or entity who is seeking to acquire control of the Company. Holders of common stock do not have any preemptive rights to acquire any additional securities issued by the Company.

         If the shareholders do not approve the proposed amendment, the Company will be precluded from raising additional equity capital, pursuing strategic partnership arrangements and acquisitions, or other similar transactions in which the Company is required to issue shares of common stock. In such event, the Company's operations and financial condition will be materially and adversely affected because the Company presently does not have sufficient cash reserves or revenues from operations to pay its operating expenses. Moreover, even if the Company were to negotiate additional merger, acquisition, or other transactions on terms acceptable to the Company, the Company likely would not be able to complete such transactions without an increase in authorized capital.

         Adoption of the proposal to approve the proposed amendment requires the affirmative vote either by proxy or in person at the Annual Meeting of the holders of a majority of the votes cast on the matter. If approved by the shareholders, the proposed amendment would become effective upon the filing with the Division of Corporations and Commercial Code, Department of Commerce, of the State of Utah (the "Utah Division of Corporations") of the Restated Articles of Incorporation setting forth such increase.

         PLEASE NOTE: Proposal No. 4 (below) seeks shareholder approval for an amendment to our Articles of Incorporation to increase the number of shares of preferred stock that we are authorized to issue.

         - If Proposal No. 3 is approved and Proposal No. 4 is not approved by the shareholders, we will file with the Utah Division of Corporations the form of amendment found in Appendix A to this Proxy Statement, which increases the number of shares of common stock but does not increase the number of shares of preferred stock.

         - If Proposal No. 3 is not approved and Proposal No. 4 is approved by the shareholders, we will file with the Utah Division of Corporations the form of amendment found in Appendix B to this

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

              Proxy Statement, which increases the number of shares of preferred stock but does not increase the number of shares of common stock.

         - If both Proposal No. 3 and Proposal No. 4 are approved by the shareholders, we will file with the Utah Division of Corporations the form of amendment found in Appendix C to this Proxy Statement, which increases both the number of shares of preferred stock and the number of shares of common stock.

         - If neither Proposal No. 3 nor Proposal No. 4 is approved by the shareholders, Article III of the Company's Articles of Incorporation will not be amended as a result of this shareholder meeting.

Recommendation

         The Board of Directors unanimously recommends a vote "FOR" Proposal #3.

      PROPSAL # 4 - AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO
            INCREASE THE AUTHORIZED PREFERRED STOCK OF THE COMPANY TO
                INCLUDE TWENTY MILLION SHARES OF PREFERRED STOCK,
                           PAR VALUE $.0001 PER SHARE.


         The first paragraph of Article III of the Company's Articles of Incorporation, as amended to date, reads as follows:

         The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock authorized to be issued is one hundred million (100,000,000) and the total number of shares of Preferred Stock authorized to be issued is ten million (10,000,000). The Common Stock and the Preferred Stock shall each have a par value of $0.0001 per share.

         The Company's Board of Directors has approved and recommends to the shareholders the adoption of an amendment to this paragraph of Article III of the Articles of Incorporation that would increase the number of shares of preferred stock that the Company is authorized to issue from ten million shares to twenty million shares. The authorized number of shares of common stock would not be changed, unless the shareholders also approve Proposal No. 3 above. Assuming adoption of Proposal No. 4, without the adoption of Proposal No. 3, this paragraph of Article III, as amended, would read as follows:

         The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock authorized to be issued is one hundred million (100,000,000) and the total number of shares of Preferred Stock authorized to be issued is twenty million (20,000,000). The Common Stock and the Preferred Stock shall each have a par value of $0.0001 per share.

         Only the number of shares of preferred stock issuable by the Company would be affected by this amendment (unless the shareholders also approve Proposal No. 3 above). Except for this change, the proposed amendment would not affect any other provision of the Articles of Incorporation as previously amended. The text of the Restated Articles of Incorporation, containing all amendments adopted to date, including the amendment to Article III proposed in this Proposal No. 4, is attached to this Proxy Statement as Appendix B and is incorporated herein by reference. We have no current understanding, arrangement or agreement, oral or written, to issue stock for any purpose.

Background of the Proposed Amendment

         As of the Record Date, we had issued a total of 3,559,830 shares of preferred stock outstanding in the following series:

         - Series A Preferred Stock: 40,000 shares authorized, 20,431 issued and outstanding;

         - Series B Preferred Stock: 2,000,000 shares authorized, 268,332 issued and outstanding; and

         - Series C Preferred Stock; 7,357,144 shares authorized, 3,271,067 issued and outstanding.

         Management believes that the proposed amendment would benefit the Company by allowing the Board of Directors to issue additional series of preferred stock to raise additional capital, to pursue strategic investment and technology partners, to facilitate possible future acquisitions and to provide stock-related employee benefits. To date, the Company's primary source of financing has been private sales of common stock or other equity or debt securities convertible into common stock. To facilitate such financing transactions, the number of shares of preferred stock authorized for issuance by the Company will need to be increased pursuant to a shareholder-approved amendment to the certificate of incorporation.

         For these reasons, the Company's Board of Directors is seeking shareholder approval of the proposed amendment.

         If the proposed amendment is approved at the Annual Meeting, generally, no shareholder approval would be necessary for the designation by the Board of Directors of additional series of preferred stock unless required by law or any rules or regulations to which the Company is subject. To the extent that additional series of preferred stock have rights senior to or on parity with any of the series of preferred stock currently outstanding, the Company likely would need to obtain approval of the holders of those shares of preferred stock.

         Adoption of the proposal to approve the proposed amendment requires the affirmative vote either by proxy or in person at the Annual Meeting of the holders of a majority of the votes cast on the matter. If approved by the shareholders, the proposed amendment would become effective upon the filing with the Division of Corporations and Commercial Code, Department of Commerce, of the State of Utah (the "Utah Division of Corporations") of the Restated Articles of Incorporation setting forth such increase.

         PLEASE NOTE: As discussed above at the end of Proposal No. 3, we are seeking to increase both the number of shares of common stock and the number of shares of preferred stock we are authorized to issue. The form of amendment that we will file (either as set forth in Appendix A, Appendix B, or Appendix C below) will depend on whether the shareholders approve only Proposal No. 3, only Proposal No. 4, or both.

                 PROPOSAL #5 - APPROVAL OF THE REMOTE MDX, INC.,
                        2006 EQUITY INCENTIVE AWARD PLAN

         Shareholders are requested in this Proposal to consider and approve the Remote MDx, Inc., 2006 Equity Incentive Award Plan (the "2006 Plan") as a replacement for the 1997 Volu-Sol, Inc., Stock Incentive Plan (the "1997 Plan") and the 2004 RemoteMDx, Inc., Stock Incentive Plan (the "2004 Plan" and together with the 1997 Plan, the "Old Plans"). The Board of Directors adopted, subject to shareholder approval, the 2006 Plan for non-employee directors, consultants and employees of the Company and its subsidiaries on May 19, 2006. The 2006 Plan will become effective upon shareholder approval at the 2006 Annual Meeting of Shareholders. Upon approval of the 2006 Plan by the shareholders, no further awards will be made under the Old Plans.

         The Board believes that the 2006 Plan will promote the success and enhance the value of the Company by:

         o closely associating the interests of management, employees and consultants of the Company, with the shareholders of the Company by reinforcing the relationship between participants' rewards and shareholder gains;

         o providing management and employees with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value;

         o    maintaining competitive compensation levels;

         o providing an incentive to management and employees to remain in continuing employment with the Company and to put forth maximum efforts for the success of its business; and

         o discontinuing the grant of awards under the Company's Old Plans, and providing, among other things, for issuance of nonstatutory stock options, incentive stock options, restricted stock awards, stock appreciation rights, and other types of awards.

         The 2006 Plan permits the Compensation Committee to grant various types of equity awards, including incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards to eligible individuals. A summary of the principal provisions of the 2006 Plan is set forth below. The summary is qualified by reference to the full text of the 2006 Plan, which is attached as Appendix D to this Proxy Statement.

Administration

         The Compensation Committee of the Board of Directors will administer the 2006 Plan. The Compensation Committee may delegate to a committee of one or more members of the Board the authority to grant or amend awards to participants other than senior executives of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or employees who are "covered employees" within the meaning of Section 162(m) ("Section 162(m)") of the Internal Revenue Code (the "Code"). The Compensation Committee includes at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b-3 of the Exchange Act, and an "outside director" pursuant to Section 162(m).

         The Compensation Committee will have the exclusive authority to administer the 2006 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the Compensation Committee will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

Eligibility

         Persons eligible to participate in the 2006 Plan include non-employee members of the Board, consultants to the Company, and all of the employees of the Company and its subsidiaries, as determined by the Compensation Committee.

Limitation on Awards and Shares Available

         The maximum number of shares of common stock available for issuance under the 2006 Plan is 10,000,000. To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the 2006 Plan. In addition, shares tendered or withheld to satisfy the grant or exercise price or any tax withholding obligation may be used for grants under the 2006 Plan. Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the 2006 Plan. Notwithstanding the foregoing, no shares will become available (a) upon the cancellation of existing awards or any similar transactions following the tenth anniversary of shareholder approval of the 2006 Plan or (b) if the return of shares would require additional shareholder approval of the 2006 Plan pursuant to applicable rules of the exchange or trading facility where our shares are publicly traded. The shares of common stock covered by the 2006 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

Awards

         The 2006 Plan provides for the grant of incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards and performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2006 Plan.

         Stock options, including incentive stock options, as defined under
Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2006 Plan. The option exercise price of all stock options granted pursuant to the 2006 Plan will be at least 100% of the fair market value of the common stock on the date of grant. Stock options may be exercised as determined by the Compensation Committee, but in no event after the tenth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

         Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent, by delivering a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, or by tendering previously acquired shares of common stock with a fair market value at the time of exercise equal to the exercise price or other property acceptable to the Compensation Committee (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale). However, no participant who is a member of the Board or an executive officer of the Company will be permitted to pay the exercise price of an option in any method in violation of Section 13(k) of the Exchange Act.

         Restricted stock may be granted pursuant to the 2006 Plan. A restricted stock award is the grant of shares of common stock that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee.

         A stock appreciation right (an "SAR") is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the fair market value of a share of common stock on the date of grant of the SAR. Payments will be made by the Company in cash or common stock.

         The other types of awards that may be granted under the 2006 Plan include performance shares, performance stock units, deferred stock, restricted stock units, and other stock-based awards.

Changes in Capital Structure

         In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of assets or any other corporate event affecting the common stock or the share price of the common stock in a manner that causes dilution or enlargement of benefits or potential benefits under the 2006 Plan, then the Compensation Committee may make proportionate adjustments to: (i) the aggregate number of, and types of, shares of stock subject to the 2006 Plan, (ii) the terms and conditions of any outstanding awards (including any applicable performance targets) and (iii) the grant or exercise price for any outstanding awards. In addition, in such a case or in the event of any unusual or nonrecurring transactions or events affecting the Company or of changes in applicable laws, the Compensation Committee, may, subject to the terms of the 2006 Plan, take any of the following actions if it determines that such action is appropriate in order to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the 2006 Plan or with respect to any award:
(i) provide for either the termination, purchase or replacement of the awards,
(ii) provide that the awards shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, (iii) make adjustments in the number and type of shares of stock (or other securities or property) subject to outstanding awards and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding awards which may be granted in the future,
(iv) provide for the acceleration of vesting or exercisability of the awards and
(v) provide that the awards cannot vest or be exercised after the event that triggers the action.

Amendment and Termination

         The Compensation Committee, subject to approval of the Board, may terminate, amend, or modify the 2006 Plan at any time; provided, however, that shareholder approval must be obtained for any amendment to the extent necessary or desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2006 Plan, to extend the exercise period for an option beyond ten years from the date of grant or to allow a material increase in the benefits or change the eligibility requirements under the 2006 Plan. In addition, without approval of the Company's shareholders, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2006 Plan in connection with changes in the Company's capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

         In no event may an award be granted pursuant to the 2006 Plan on or after the tenth anniversary of the effectiveness of the Plan.

Securities Law

         The 2006 Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The 2006 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the 2006 Plan and options and other Awards granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Federal Income Tax Consequences

         The tax consequences of the 2006 Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the 2006 Plan, and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

         Nonqualified Stock Options. For federal income tax purposes, an optionee generally will not recognize taxable income on the grant of a nonqualified stock option (an "NQSO") under the 2006 Plan, but upon the exercise of an NQSO will recognize ordinary income, and the Company generally will be entitled to a deduction. The amount of income recognized (and the amount generally deductible by the Company) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property. An optionee's basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO, and any subsequent gain or loss will generally be taxable as capital gains or losses.

         Incentive Stock Options. An optionee generally will not recognize taxable income upon either the grant or exercise of an Incentive Stock Option (an "ISO"); however, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an "item of tax preference" for the optionee for purposes of the alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares of the common stock acquired upon exercise of an ISO, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the ISO or (b) one year from the date of exercise. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the ISO exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income; the balance of the amount realized from such disposition, if any, generally will be taxed as capital gain. If the shares of common stock are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee's ordinary income generally is limited to excess, if any, of the amount realized in such disposition over the option exercise price paid. The Company (or other employer corporation) generally will be entitled to a tax deduction with respect to an ISO only to the extent the optionee has ordinary income upon sale or other disposition of the shares of common stock.

         Stock Appreciation Rights. No taxable income is generally recognized upon the receipt of an SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the amount the recipient recognizes as ordinary income.

         Restricted Stock and Deferred Stock. A participant to whom restricted or deferred stock is issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction, unless, in the case of restricted stock, an election is made under
Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price therefore. Similarly, when deferred stock vests and is issued to the employee, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. If an election is made under Section 83(b) with respect to restricted stock, the employee generally will recognize ordinary income at the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore and the Company will be entitled to a deduction for the same amount. The Code does not permit a Section 83(b) election to be made with respect to deferred stock.

         Dividend Equivalents. A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

         Performance Awards. A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or common stock, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

         Stock Payments. A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount.

         Section 162(m) Limitation. In general, under Section 162(m), income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, transfers of property and benefits paid under nonqualified retirement plans) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation." Under Section 162(m), stock options and SARs will satisfy the "performance-based compensation" exception if the awards of the options or SARs are made by a committee of the Board of Directors consisting solely of two or more "outside directors," the plan sets the maximum number of shares that can be granted to any person within a specified period, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option or SAR exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Other types of awards may only qualify as "performance-based compensation" if such awards are granted or payable only to the recipients based upon the attainment of objectively determinable and pre-established performance targets established by a qualifying committee of the Board and related to performance goals approved by the Company's shareholders.

         The 2006 Plan has been designed in order to permit the Compensation Committee to grant stock options and SARs that will qualify as "performance-based compensation" under Section 162(m). In addition, in order to permit Awards other than stock options and SARs to qualify as "performance-based compensation," the 2006 Plan allows the Compensation Committee to designate as "Section 162(m) Participants" employees whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m). The Compensation Committee may grant awards to Section 162(m) Participants that vest or become exercisable upon the attainment of specific performance targets that are related to one or more of the performance goals set forth in the 2006 Plan. The Company's shareholders are also being asked in this proposal to approve the performance goals established in the 2006 Plan.

Performance Goals Under the 2006 Plan

         General. As described above, the 2006 Plan contains performance goals that govern the grant of certain awards under the 2006 Plan. The Company is requesting that the shareholders approve the performance goals for the grant of certain awards under the 2006 Plan to comply with the requirements of Section 162(m) and regulations promulgated thereunder, as discussed above.

         Eligible Employees. Restricted stock awards, deferred stock awards, performance awards, dividend equivalents and stock payments under the 2006 Plan are limited to Section 162(m) Participants who are selected by the Compensation Committee to participate. However, only such awards granted to such Section 162(m) Participants can qualify as performance-based compensation under Section 162(m).

         Administration of Performance Goals. The Compensation Committee has discretion to determine if awards under the 2006 Plan are intended to qualify as performance-based compensation under Section 162(m) or not. If any awards other than options or SARs are so intended to qualify, then, within 90 days of the start of each performance period, the Compensation Committee (i) designates one or more Section 162(m) Participants, (ii) selects the performance goal or goals applicable to the designated performance period, (iii) establishes the various targets and bonus amounts which may be earned for such performance period and
(iv) specifies the relationship between performance goals and targets and the amounts to be earned by each Section 162(m) Participant for such performance period. The Compensation Committee may designate, as the performance period for awards intended to be qualified performance-based compensation under the 2006 Plan, the Company's fiscal year or any other fiscal period or period of service (or such other time as may be required or permitted by Section 162(m)).

         The performance goals used to determine the terms and conditions of awards intended to be qualified performance-based compensation under the 2006 Plan are based on any or all of the following business criteria with respect to the Company, any subsidiary or any division or operating unit: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Compensation Committee), sales or revenue, net income (either before or after taxes), cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on shareholders' equity, return on assets, return on capital, shareholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of the common stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

         Each business criterion will be determined in accordance with generally accepted accounting principles, or will be subject to such adjustments as the Compensation Committee may specify at the beginning of the performance period with respect to an award (other than an option or SAR) that is intended to qualify as qualified performance-based compensation.

         The Compensation Committee must certify the attainment of the applicable performance target before a Section 162(m) award is paid under the 2006 Plan. In determining the amounts paid to any Section 162(m) Participant, the Compensation Committee has the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that it may deem relevant to the assessment of individual or corporate performance for the designated performance period.

New Plan Benefits

         No awards will be granted under the 2006 Plan until it is approved by the Company's shareholders. In addition, awards granted under the 2006 Plan are subject to the discretion of the Compensation Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2006 Plan or the benefits that would have been received by such participants if the 2006 Plan had been in effect in the year ended September 30, 2005.

Vote Required

         The affirmative vote of a majority of the votes cast on the matter is required to approve the 2006 Plan. Because abstentions and broker non-votes are not treated as shares cast, they will not have the effect of a negative vote with respect to approval of the 2006 Plan.

RECOMMENDATION

         The Board of Directors unanimously recommends a vote FOR the approval of the REMOTE MDX, INC. 2006 Equity Incentive Award Plan.

                     INFORMATION CONCERNING REMOTEMDX, INC.

                               BOARD OF DIRECTORS

         Directors hold office until the next annual meeting of the shareholders and until their successors have been elected or appointed and duly qualified. Executive officers are elected by the board of directors and hold office until their successors are elected or appointed and duly qualified. Vacancies on the board which are created by the retirement, resignation or removal of a director may be filled by the vote of the remaining members of the board, with such new director serving the remainder of the term or until his successor shall be elected and qualify.

Meetings and Committees

         The board of directors met two times during fiscal year 2005. No director attended fewer than 75% of the meetings during the fiscal year. The board also acted eight times during fiscal year 2005 by unanimous written consent in lieu of a meeting, as permitted by Utah law and our bylaws. The board has an Audit Committee, currently comprised of Mr. McCall and Mr. Childers.

         The functions of the Audit Committee are (1) to review and approve the selection of, and all services performed by, our independent auditors, (2) to review our internal controls, and (3) to review and report to the board of directors with respect to the scope of our audit procedures, accounting practices and internal accounting and financial controls. Mr. Childers and Mr. McCall are independent directors within the meaning of that term under applicable Securities and Exchange Commission rules.

Audit Committee Financial Expert

         Peter McCall, a director of the Company, is the financial expert serving on the Audit Committee of the Board of Directors within the meaning of that term under applicable rules promulgated by the Securities and Exchange Commission.

Compensation Committee

         Bob Childers, a director of the Company, is serving as the head of the Company's compensation committee. Peter McCall is also a member of the Compensation Committee.

Remuneration

         Non-employee directors are entitled to receive $60,000 per year and receive a grant of an option to acquire 30,000 shares of common stock for each completed year of service on the board. We also reimburse the reasonable travel expenses of members for their attendance at the meetings of the board and meetings of the shareholders.

Director Independence

         We assess director independence on an annual basis. In February 2004, the Board assessed the independence of each director in accordance with the then effective independence standards. The Board has determined, after careful review, that Mr. Childers and Mr. McCall are independent under the rules of the Securities and Exchange Commission

Shareholder Communications with Directors

         The Board of Directors has not established a formal process for shareholders to follow to send communications to the Board or its members, as the Company's policy has been to forward to the directors any shareholder correspondence it receives that is addressed to them. Shareholders who wish to communicate with the directors may do so by sending their correspondence to the Company's headquarters at 150 West Civic Center Drive, Suite 400, Sandy, Utah, 84070.

         Directors are encouraged by the Company to attend the Annual Meeting of Shareholders if their schedules permit. All of the directors are expected to be in attendance at the meeting.

                          REPORT OF THE AUDIT COMMITTEE

         The following report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent RemoteMDx specifically incorporates this information by reference, and shall not otherwise be deemed filed under those acts.

         The Audit Committee oversees RemoteMDx's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

         The Audit Committee operates under a written charter adopted by the Board of Directors.

         We have reviewed and discussed with management RemoteMDx's audited financial statements as of and for the year ended September 30, 2005.

         We have discussed with the independent auditors, Hansen, Barnett, and Maxwell the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, which includes a review of the findings of the independent accountant during its examination of the Company's financial statements.

         We have received and reviewed the written disclosures and the letter from Hansen, Barnett, and Maxwell, required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors independence. We have concluded that the independent public accountants are independent from the Company and its management.

         Based on the activities referred to above, we recommended to the Board of Directors (and the Board has approved) that the financial statements referred to above be included in RemoteMDx's Annual Report on Form 10-KSB for the year ended September 30, 2005.

         Respectfully submitted to the Board of Directors,

                                              Audit Committee

                                              Peter McCall, Chairman
                                              Robert E. Childers

                               EXECUTIVE OFFICERS

         The following table sets forth information concerning our executive officers and directors and their ages as at September 30, 2005:

      Name              Age         Position
      ----              ---         --------

David G. Derrick        53      Chief Executive Officer and Chairman (Director)
James J. Dalton         63      President and Vice Chairman (Director)
Michael G. Acton        42      Chief Financial Officer, Secretary-Treasurer
Bruce G. Derrick        48      Chief Technology Officer
Randy E. Olshen         42      President of SecureAlert, Inc.
Peter McCall            48      Director
Robert E. Childers      61      Director

David Derrick - CEO and Chairman

         Mr. Derrick has been our CEO and Chairman since February 2001. Previously he served as CEO and Chairman of the Board of Directors of Biomune Systems Inc. between 1989 and 1998. Biomune was a biotechnology company and was the former parent corporation of RemoteMDx, Inc. From 1996 to 1999, Mr. Derrick was Chairman of the Board of Directors of Purizer Corporation; during 2000 he served as a director of Purizer Corporation. From 1979 to 1982, Mr. Derrick was a faculty member at the University of Utah College of Business. Mr. Derrick graduated from the University of Utah with a Bachelor of Arts degree in Economics in 1975 and a Masters in Business Administration degree with an emphasis in Finance in 1976. Mr. Derrick has been a principal financier and driving force in many new businesses. During the early 1980's he helped create the community of Deer Valley, an exclusive ski resort outside of Park City, Utah. In 1985 he founded and funded a company that pioneered the Smart Home concept - the computerized home. The company is known as Vantage Systems and is today a leader in this field.

James Dalton - President and Vice Chairman

         Mr. Dalton joined us as a director in 2001. He was named President of the Company in August 2003. From 1987 to 1997, Mr. Dalton was the owner and President of Dalton Development, a real estate development company. He served as the President and coordinated the development of The Pinnacle, an 86-unit condominium project located at Deer Valley Resort in Park City, Utah. Mr. Dalton also served as the President and equity owner of Club Rio Mar in Puerto Rico, a 680-acre beach front property that includes 500 condominiums, beach club, numerous restaurants, pools and a Fazio-designed golf course. He was also a founder and owner of the Deer Valley Club, where he oversaw the development of a high-end, world-class ski project that includes 25 condominiums with a "ski-in and ski-out" feature. From 1996 to 2000, Mr. Dalton served as an officer and director of Biomune Systems, Inc. Prior to joining us and following his resignation from Biomune Systems, Mr. Dalton managed his personal investments.

Michael Acton - Secretary, Treasurer and Chief Financial Officer

         Mr. Acton joined us as Secretary-Treasurer in March 1999. He has also served as our CFO since March 2001. From June 1998 until November 2000, Mr. Acton was Chief Executive Officer of Biomune Systems, Inc., where he also served as Principal Accounting Officer and Controller from 1994 to 1997. From 1989 through 1994, Mr. Acton was employed by Arthur Andersen, LLP in Salt Lake City, Utah, where he performed various tax, audit, and business advisory services. He is a Certified Public Accountant in the State of Utah.

Bruce G. Derrick - Chief Technology Officer

         Mr. Derrick has extensive experience in management of custom solutions development and customer management in the wireless telecom marketplace. From 2001 to 2004 was a senior product development manager for WatchMark Corporation. WatchMark collects cellular network performance data for quality assurance and capacity planning. From 1997 to 2001, Mr. Derrick was responsible for forming and managing the Professional Services team for Marconi's MSI division. From 1996 to 1997, Mr. Derrick provided technical project management of application scalability testing and quality control at Boeing and Western Wireless. From 1989 to 1996, Mr. Derrick built and managed the Corporate Computer and Network Operations department for Avaya's Mosaix division. From 1983 to 1989, he served as Senior Programmer in applied research at the University of Utah's Department of Medical Informatics where he developed and implemented medical informatics and physiological monitoring services for ICU care. He also participated in development of IEEE standards for automated physiological monitoring for Nasa's Space Station program. Mr. Derrick holds a Bachelor's Degree in Computer Science from the University of Utah. Bruce Derrick is the brother of David Derrick, the Chairman and CEO of the Company.

Peter McCall - Director

         Mr. McCall joined our board of directors in July 2001. Mr. McCall began his career in the mortgage finance business in 1982. As a Vice President of GE Mortgage Securities, he oversaw the first mortgage securities transactions between GE Capital Corporation and Salomon Brothers. For fifteen years, Mr. McCall structured and sold both mortgage and asset backed security transactions. In 1997 Mr. McCall founded McCall Partners LLC. McCall Partners is an investment vehicle for listed and non-listed equity securities. Mr. McCall is also a member of the Board of Directors of Premium Power Corporation of North Andover, MA. Mr. McCall is a member of the Audit Committee and the Compensation Committee of the board of directors.

Robert Childers - Director

         Mr. Childers joined our board in July 2001. Since 1977, he has served as the Chief Executive Officer of Structures Resources Inc., a firm which he founded in 1972, and has more than 30 years of business experience in construction and real estate development. Mr. Childers has served or is currently serving as General Partner in 16 Public Limited Partnerships in the Middle Atlantic States. Partners include First Union Bank and Fannie Mae. Structures Resources has successfully completed over 300 projects (offices, hotels, apartments, and shopping centers) from New York to North Carolina. Recently Mr. Childers has been a partner for various projects in Baltimore and Philadelphia. He is a co-founder of Life Science Group, a boutique biotech investment-banking firm. Mr. Childers was also the founding President of Associated Building Contractors for the State of West Virginia and served as a director of The Twentieth Street Bank until its merger with City Holding Bank. He is a former naval officer serving in Atlantic fleet submarines. Mr. Childers is a member of the Audit Committee and Compensation Committee of the board of directors.

Randy E. Olshen - President SecureAlert, Inc.

         Prior to joining SecureAlert, Inc., Mr. Olshen was the Executive Vice President for Elan Nutrition from 2001 to 2004. From 1998 to 2001, Mr. Olshen was the President of Optim Nutrition, a wholly-owned subsidiary of Biomune Systems (formerly NASDAQ: BIME). From 1992 to 1998, Mr. Olshen was the Executive Vice President of Sales, Marketing and Operations at Nellson Nutraceutical. From 1987 to 1992 Mr. Olshen was the General Manager of the specialty products division of a $500 million pharmaceutical company, McGaw, Inc. He currently serves as a director and a member of the compensation committee for two companies, Helios Nutrition and Dr. Soy Nutrition. Mr. Olshen earned his Bachelor's degree from Chapman College.

                              BENEFICIAL OWNERSHIP

         This section sets forth information known to us with respect to the beneficial ownership of our common stock as of March 31, 2006. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we include shares of common stock subject to options, warrants, or convertible securities held by that person that are currently exercisable or will become exercisable within 60 days after March 31, 2006, while those shares are not included for purposes of computing percentage ownership of any other person. Unless otherwise indicated, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Security Ownership of Certain Beneficial Owners

         The following table sets forth information for any person (including any "group") who is known to us to be the beneficial owner of more than 5% of our common stock.

                        Name and Address                             Percent of
  Title of Class      of Beneficial Owner (1)       Amount Owned        Class

      Common             David G. Derrick (2)          9,100,245        14.47%

      Common               James Dalton (3)            8,905,913        14.15%
                           J. Lee Barton (4)
                          196 No. Forest Ave.

      Common              Hartwell, GA 30643           4,031,508        6.55%

      Common            ADP Management Corp.(5)        6,409,691        10.17%

__________________

         (1) Unless otherwise indicated, the business address of the shareholder is the address of the Company, 150 West Civic Center Drive, Suite 400, Sandy, Utah 84070.
         (2) Includes shares owned of record as follows: 3,428,527 shares held of record by ADP Management, 1,190,556 shares owned of record by Mr. Derrick, 1,345,009 shares issuable upon conversion of Series A preferred stock owned of record by ADP Management, 249,998 shares issuable upon conversion of Series B preferred stock owned of record by Mr. Derrick, 1,636,155 shares issuable upon exercise of stock options held by ADP Management, and 1,250,000 shares issuable upon exercise of stock options held by Mr. Derrick. Mr. Derrick is the secretary and treasurer of ADP Management and the managing member of MK Financial.
         (3) Includes shares owned of record as follows: 3,428,527 shares held of record by ADP Management (by agreement with Mr. Derrick, Mr. Dalton shares control and beneficial ownership of the shares owned of record by ADP Management), 951,273 shares owned of record by Mr. Dalton, 294,949 shares issuable upon conversion of Series A preferred stock owned of record by Mr. Dalton, 1,345,009 shares issuable upon conversion of Series A preferred stock owned of record by ADP Management, 1,636,155 shares issuable upon exercise of stock options held by ADP Management, and 1,250,000 shares issuable upon exercise of stock options held by Mr. Dalton.
         (4)  Includes 2,377,056 shares owned directly by Mr. Barton, 154,444 shares owned of record by Lintel, Inc., an entity owned and controlled by Mr. Barton, and 1,500,008 shares issuable upon conversion of Series B preferred stock owned of record by Lintel, Inc.
         (5) Includes 3,428,527 shares owned of record, 1,345,009 shares issuable upon conversion of Series A preferred stock, and 1,636,155 shares issuable upon exercise of stock options held by ADP Management.

Security Ownership of Management

         As of March 31, 2006, we had two classes of voting equity securities, the common stock and the Series B preferred stock. In March 2006, our Board of Directors approved the designation of the Series C Preferred Stock. In addition, we have a class of nonvoting preferred stock, the Series A Preferred Stock, that is convertible into common stock. The following table sets forth information as of March 31, 2006, as to the voting securities beneficially owned by all directors and nominees named therein, each of the named executive officers, and directors and executive officers as a group.


                    Name and Address                                 Percent of
Title of Class     of Beneficial Owner             Amount Owned        Class

Common             David G. Derrick (1)             9,100,245         14.47%
                   James Dalton (2)                 8,905,913         14.15%
                   Michael G. Acton (4)               345,507            *
                   Peter McCall (5)                 1,285,148          2.10%
                   Robert Childers (6)                703,446          1.16%
                   Officers and Directors
                    as a Group (6 persons) (7)     13,930,568         21.08%

------------

         (1) Mr. Derrick's beneficial ownership of these shares is summarized in note (2) above.
         (2) Mr. Dalton's beneficial ownership of these shares is summarized in note (3) above.
         (3)  ADP's beneficial ownership of these shares is summarized in note
              (5) above.

         (4) Mr. Acton is the Chief Financial Officer of the Company. Includes 100,000 shares issuable under options granted to Mr. Acton, and 245,507 shares owned of record by Mr. Acton.
         (5) Mr. McCall is a director. Includes (a) 250,000 shares of common stock owned of record by Mr. McCall, 580,000 shares issuable upon exercise of stock options held by Mr. McCall, and 455,148 shares issuable upon conversion of shares of Series A preferred stock owned by Mr. McCall.
         (6) Mr. Childers is a director. Includes (a) 50,000 shares of common stock owned of record by the Robert E. Childers Living Trust, (b) 230,000 shares issuable upon exercise of stock options held by Mr. Childers, (c) 267,932 shares issuable upon conversion of Series A preferred stock, and (d) 155,514 shares held directly by Mr. Childers.
         (7)  Duplicate entries eliminated.

*Less than 1% ownership percentage.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the compensation paid in each of the past three fiscal years to all individuals serving as our chief executive officer during the year ended September 30, 2005 as well as our three most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the year ended September 30, 2005, whose total annual salary and bonus for the year then ended exceeded $100,000 (the "Named Executive Officers").

Summary Compensation Table
--------------------------

                                                              Annual Compensation                          Long Term
                                                                                                         Compensation
                                                                                                            Awards

                                                                                                        Securities
                                                                                     Other Annual       Underlying        All other
                    Name and                       Fiscal               Bonus   Compensation           Options/SARs    compensation
               Principal Position                   Year    Salary ($)     ($)        ($)                   (#)               ($)
-------------------------------------------------- -------- ----------- ---------- ----------------- ----------------- -------------

   David G. Derrick, Chief Executive Officer         2003       $120,000  $       0     $   53,910     845,628/0            $      0
      Chairman of the Board of Directors (1)         2004       $120,000                $        0           0/0            $      0
                                                     2005       $240,000    300,000(4)  $        0   2,500,000/0            $      0

   James J. Dalton                                   2003       $120,000  $       0     $        0           0/0            $      0
      President and Vice Chairman (2)                2004       $120,000          0     $        0           0/0            $      0
                                                     2005       $240,000    300,000(4)  $        0   2,500,000/0            $      0


   Michael G. Acton, Chief Financial Officer (3)     2003       $100,000  $  25,000     $    4,192           0/0            $      0
                                                     2004       $100,000  $  25,000     $        0           0/0            $      0
                                                     2005       $100,000  $  54,000     $   25,000           0/0            $ 35,000


         (1) Mr. Derrick became Chief Executive Officer in February 2001. Amounts reported in the table do not include amounts recorded by the Company under applicable accounting principles for non-cash compensation paid to ADP Management, a company controlled by Mr. Derrick, in connection with financing transactions that were entered into by the Company and ADP Management during the years 2003, 2004 or 2005. Salary was accrued and included in amounts owed to ADP Management under various financing agreements. Outstanding amounts owed ADP Management under all such agreements were converted to common stock in June 2003. Mr. Derrick is the principal owner and control person of ADP Management. See "Certain Relationships and Related Party Transactions."

         (2)  During 2003, 2004 and 2005, Mr. Dalton was paid $120,000, $120,000 and $240,000 a year under a consulting agreement. Mr. Dalton's annual salary as President is $240,000. The consulting fees and salary owed to Dalton have historically been accrued as part of the ADP Management financing arrangements. Other amounts have been paid or accrued during 2005. See "Certain Relationships and Related Transactions."

         (3)  Mr. Acton has served as an executive officer since March 2001.

         (4)  These payments were made by issuing restricted common stock.


Employment Agreements

         We have no employment agreements with any executive officers at this time.

Stock Option Grants in Fiscal Year 2005


                        OPTION GRANTS IN LAST FISCAL YEAR


         The following table sets forth grants of stock options or warrants made during the fiscal year ended September 30, 2005 to the Named Executive Officers.


                                                                                            Potential realizable value at
                                                                                        assumed annual rates of stock price
                              Individual Grants                                            appreciation for option term
                         -----------------------------------------------------------   --------------------------------------

                          Number of      % of total
                          securities      options
                          underlying     granted to     Exercise or
                           Options      employees in     base price     Expiration
Name                     granted (#)    fiscal year       ($/S h)          date             5% ($)              10% ($)
-----------------------  -------------  -------------   -------------  -------------   ------------------  ------------------
David Derrick               2,500,000         36.76%          $ 0.54      5/16/2010            1,012,500           1,125,000
James Dalton                2,500,000         36.76%          $ 0.54      5/16/2010            1,012,500           1,125,000
Michael Acton                 200,000          2.94%          $ 0.70      8/24/2010               49,000              58,000
Bruce Derrick                 250,000          3.68%          $ 0.70      8/24/2010               61,250              72,500
Randy Olshen                  450,000          6.62%          $ 0.70      8/24/2010              110,250             130,500


         During fiscal year 2005, the Company granted 2,500,000 warrants to each of Mr. Derrick and Mr. Dalton with an exercise price of $0.54 per share, of which (A) 1,250,000 vested on issuance; (B) 625,000 vested on May 17, 2006, and
(C) the remaining 625,000 will vest on May 17, 2007, subject to certain adjustments. All of these warrants are five-year warrants and expire in 2010.

Stock Options Outstanding and Options Exercised in Fiscal Year 2005

         The following table sets forth certain information, including the fiscal year-end value of unexercised stock options held by the Named Executive Officers, as of September 30, 2005. We have not granted any stock appreciation rights ("SAR's").

                Aggregated Option Excercises in Last Fiscal Year
                       And Fiscal Year-End Option Values

                                                                     Number of Securities
                                                                        Underlying                Value of Unexercised
                                                                     Unexercised Options        In-the-Money Options/
                               Shares                                   At 9/30/2005             SARs at 9/30/2005 ($)
                             Acquired on        Value Realized         Exercisable /                Exercisable/
        Name                 Exercise (#)             ($)               Unexercisable               Unexercisable (1)
--------------------         ------------       ---------------      ----------------------     -----------------------

David G. Derrick (2)                  -                               2,886,155/1,250,000          $1,275,132/$575,000

James J. Dalton (2)                   -                 -             2,886,155/1,250,000          $1,275,132/$575,000

Michael G. Acton (3)                  -                 -               246,894/200,000              $113,571/$60,000


         (1) Value is based on the fair market value of our common stock on December 15, 2005, estimated to be $1.00 per share. Values indicated reflect the difference between the exercise price of the unexercised options and the market value of shares of common stock on November 30, 2005.

         (2) The exercise price of 2,636,155 options is $.54 per share. The exercise price of 250,000 options is $0.75 per share.

The exercise prices of these options are 146,894 at $1.00 and 100,000 at $0.54 per share.

                               COMPENSATION PLANS

Stock Plans

The 1997 Volu-Sol, Inc. Stock Incentive Plan

         Immediately prior to the spin-off in August 1997, the Company adopted the 1997 Volu-Sol, Inc. Stock Incentive Plan ("1997 Plan"). The 1997 Plan was approved by our board of directors and by action of Biomune, then our sole shareholder. Under the 1997 Plan, we may issue stock options, stock appreciation rights, restricted stock awards, and other incentives to our employees, officers and directors.

         The 1997 Plan provides for the award of incentive stock options to our key employees and directors and the award of nonqualified stock options, stock appreciation rights, bonus rights, and other incentive grants to employees and certain non-employees who have important relationships with us or our subsidiaries. A total of 5,000,000 shares are authorized for issuance pursuant to awards granted under the 1997 Plan. During fiscal year 2005, options were granted to purchase common stock under the 1997 Plan and no options were exercised. As of September 30, 2005, options for the purchase of 1,465,000 shares of common stock were outstanding and exercisable under the 1997 Plan.

The 2004 RemoteMDx, Inc. Stock Incentive Plan

         On February 17, 2004 the Board of Directors approved the 2004 RemoteMDx, Inc Stock Incentive Plan ("2004 Plan"). The shareholders approved this plan on May 19, 2004. Under the 2004 Plan, the Company may issue stock options, stock appreciation right, restricted stock awards and other incentives to our employees, officers and directors. The 2004 Plan provides for the award of incentive stock options to our key employees and directors and the award of nonqualified stock options, stock appreciation rights, bonus rights, and other incentive grants to employees and certain non-employees who have important relationships with us or our subsidiaries. A total of 6,000,000 shares are authorized for issuance pursuant to awards granted under the 2004 Plan. During fiscal year 2005 5,000,000 options were awarded under this plan.


                      Equity Compensation Plan Information

                                          Number of securities to       Weighted average
                                          be issued upon exercise      exercise price of        Number of securities
                                          of outstanding options,     outstanding options,    remaining available for
Plan category                               warrants and rights       warrants and rights         future issuance
Equity compensation plans approved by
security holders                                 6,465,000                   $0.73                   4,535,000

Equity compensation plans not approved
by security holders                              3,376,043                   $1.41                      N/A

Total                                            9,841,043                   $0.74                   4,535,000


PLEASE NOTE: This table does not include the 2006 Equity Incentive Award Plan proposed for shareholder vote in this Proxy Statement.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.

         Based solely upon its review of the copies of such forms furnished to it, and representations made by certain persons subject to this obligation that such filings were not required to be made, RemoteMDx believes that all reports required to be filed by these individuals and persons under Section 16(a) were timely filed, except as follows: Mr. Derrick and Mr. Dalton filed late Forms 4 but all transactions we disclosed in the filing of a Form 5.

                             STOCK PERFORMANCE GRAPH

         The stock graph is a comparison of cumulative total return among RemoteMDx, Incorporated, Nasdaq Market Index and SIC Code Index. The table below explains if a person invested $100 on August 11, 2005 how much the investment would be worth at the fiscal year ended September 30, 2005.

--------------------------- -------------------------- ------------------------
Date                             August 11, 2005            September 30, 2005
--------------------------- -------------------------- ------------------------
RemoteMDx, Incorporated              $100.00                     $353.33
--------------------------- -------------------------- ------------------------
SIC Code Index                       $100.00                     $102.67
--------------------------- -------------------------- ------------------------
Nasdaq Market Index                  $100.00                     $ 98.35
--------------------------- -------------------------- ------------------------

         Our common stock is traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc., under the symbol "RMDX.OB." The following table sets forth, for the fiscal periods indicated, the range of high and low sales bid prices for our common stock. Bid prices reflect inter-dealer prices and may not represent actual transactions. The sales information is available online at http://otcbb.com.

                                                              High     Low
2005
----
January 1 to March 31                                         N/A *    N/A *
April 1 to June 30                                            N/A *    N/A *
July 1 to September 30                                        $1.55    $0.27
October 1 to December 31                                      $1.16    $0.75

2006
----
January 1 to March 31                                         $1.03    $0.48

*  The Company's common stock began trading on August 25, 2005.

Holders. As of May 19, 2006, there were approximately 5,000 holders of record of the common stock and approximately 63,644,440 shares of common stock outstanding. We also have 20,431 shares of Series A preferred stock outstanding, held by 39 shareholders, convertible into a minimum of approximately 7,559,470 shares of common stock, 268,332 shares of Series B preferred stock outstanding held by 18 shareholders, that at present are convertible into approximately 789,212 shares of common stock, and 3,238,257 shares of Series C Preferred Stock outstanding held by 41 shareholders, that at present are convertible into approximately 9,714,771 shares of common stock. We also have granted options and warrants for the purchase of approximately 17,099,299 shares of common stock. As discussed elsewhere in this report, we may be required to issue additional shares of common stock or preferred stock to pay accrued dividends, or to comply with anti-dilution adjustments to the conversion rights of present or former preferred shareholders.

Dividends. Since incorporation, we have not declared any dividends on our common stock. We do not anticipate declaring a dividend on the common stock for the foreseeable future. The Series A Preferred Stock accrues dividends at the rate of 10% annually, which may be paid in cash or additional shares of preferred or common stock, at our option. To date all such dividends have been paid by issuance of preferred stock, valued at $200 per share of preferred. We are not required to pay and do not pay dividends with respect to the Series B Preferred Stock.

Dilution. We have a large number of shares of common stock authorized in comparison to the number of shares issued and outstanding. The board of directors determines when and under what conditions and at what prices to issue stock. In addition, a significant number of shares of common stock are reserved for issuance upon exercise of purchase or conversion rights.

The issuance of any shares of common stock for any reason will result in dilution of the equity and voting interests of existing shareholders.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, 40 Wall Street, New York City, NY 10005.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As of March 31, 2006, the Company owed to ADP Management, an entity owned and controlled by two of the Company's officers and directors $22,509 under a line of credit agreement. Outstanding amounts on the line of credit accrue interest at 5.0% and are due in July 2006. During the six months ended March 31, 2006, the net increase in the related party line of credit was $4,894. The net increase consisted of net cash repayments during the quarter of $333,313 and net increases of $338,207 related to a monthly management fee owed to ADP Management, and expenses incurred by ADP Management that are reimbursable by the Company. Mr. Derrick's and Mr. Dalton's respective salaries are paid to ADP Management who in turn pays Derrick and Dalton. If the Company is unable to pay the management fee and the reimbursable expenses in cash, the related party line of credit is increased for the amount owed to ADP Management.

         The Company entered into a loan with an entity controlled by an employee of the Company. The loan bears interest at 17%. An origination fee of $10,000 was added to the principal balance owed under the note. Principal and interest were due November 13, 2005. The first four months are interest only and the last three months are interest and principal. This loan is secured by the stock and assets of Volu-Sol Reagents Corporation, a wholly-owned subsidiary of RemoteMDx, Inc. As of March 31, 2006, the balance, net of the debt discount, was $251,000. The note has been extended for cash payments of $10,000 per month.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any matter for action at the Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

         The accompanying proxy is solicited on behalf of the Board of Directors. In addition to the solicitation of proxies by mail, certain of the officers and employees of RemoteMDx, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by RemoteMDx to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by RemoteMDx as of the date hereof.

                                  ANNUAL REPORT

         We will mail a copy of RemoteMDx's Annual Report on Form 10-KSB for the year ended September 30, 2005, as filed with the Securities and Exchange Commission, to each shareholder of record at May 19, 2006. The report on Form 10-KSB is not deemed a part of the proxy soliciting material.

                               FURTHER INFORMATION

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

         Additional copies of the Annual Report on Form 10-KSB for the year ended September 30, 2005 (including financial statements and financial statements schedules) filed with the Securities and Exchange Commission may be obtained without charge by writing to RemoteMDx, Inc., Attention: Investor Relations, 150 West Civic Center Drive, Suite 400, Sandy, Utah, 84070. The reports and other filings of RemoteMDx, including this Proxy Statement, also may be obtained from the SEC's on-line database, located at www.sec.gov.


                                            By Order of the Board of Directors


                                              /s/ Michael G. Acton
                                            ----------------------
                                            Michael G. Acton
                                            Corporate Secretary
Date:  June 6, 2006

                               List of Appendices

Appendix A:       Articles of Amendment to the Company's Articles of
                  Incorporation to Increase the Number of Shares of Common Stock
                  Authorized

Appendix B:       Articles of Amendment to the Company's Articles of
                  Incorporation to Increase the Number of Shares of Preferred
                  Stock Authorized

Appendix C:       Articles of Amendment to the Company's Articles of
                  Incorporation to Increase the Number of Shares of Common Stock and the Number of Shares of Preferred Stock Authorized

Appendix D:       RemoteMDx, Inc. 2006 Equity Incentive Award Plan

Appendix E:       Form of Proxy

                                   APPENDIX A

PLEASE NOTE: IF THE SHAREHOLDERS APPROVE PROPOSAL NO. 3 AND DO NOT APPROVE PROPOSAL NO. 4, THE COMPANY WILL FILE THE AMENDMENT AS SET FORTH IN APPENDIX A.

                                   APPENDIX B

PLEASE NOTE: IF THE SHAREHOLDERS APPROVE PROPOSAL NO. 4 AND DO NOT APPROVE PROPOSAL NO. 3, THE COMPANY WILL FILE THE AMENDMENT AS SET FORTH IN APPENDIX B.

                                   APPENDIX C

PLEASE NOTE: IF THE SHAREHOLDERS APPROVE BOTH PROPOSAL NO. 3 AND PROPOSAL NO. 4, THE COMPANY WILL FILE THE AMENDMENT AS SET FORTH IN APPENDIX C.

                                   APPENDIX D

            FORM OF REMOTE MDX, INC. 2006 EQUITY INCENTIVE AWARD PLAN

                                   APPENDIX E
                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The shareholder executing and delivering this Proxy as directed above appoints David G. Derrick and Michael G. Acton and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of the Company held of record by the undersigned as of May 19, 2006, at the Annual Meeting of Shareholders of RemoteMDx, Inc., to be held at the corporate offices located at 150 West Civic Center Drive, Suite 400, Sandy, UT 84070, on Monday, July 10, 2006, at 10:00 a.m., Mountain Daylight Time or at any adjournment thereof.

The Board of Directors recommends a Vote "FOR" Items 1, 2, 3, 4, and 5.

1. To elect four directors to serve for one year each, until the next Annual Meeting of Shareholders and until a successor is elected and shall qualify.

         The nominees are:

         David G. Derrick                   James J. Dalton
         Robert E. Childers                 Peter McCall

FOR ALL        WITHHOLD AS TO ALL          FOR ALL EXCEPT ______________________
     /  /           /  /                                     /  /


2. To approve and ratify the selection of Hansen, Barnett, and Maxwell as the Company's independent public accountants.

    FOR               AGAINST                         ABSTAIN
   /  /                 /  /                             /  /

3. To approve an amendment to the Articles of Incorporation increasing the number of shares of common stock authorized for issuance from 100,000,000 common shares to 175,000,000 common shares and authorizing the filing of Amended and Restated Articles of Incorporation.

    FOR               AGAINST                         ABSTAIN
   /  /                 /  /                             /  /

4. To approve an amendment to the Articles of Incorporation increasing the number of shares of preferred stock authorized for issuance from 10,000,000 preferred shares to 20,000,000 preferred shares and authorizing the filing of Amended and Restated Articles of Incorporation.

    FOR               AGAINST                         ABSTAIN
   /  /                 /  /                             /  /


5. To approve the adoption of the RemoteMDx, Inc. 2006 Equity Incentive Award Plan.

    FOR               AGAINST                         ABSTAIN
   /  /                 /  /                             /  /

6. To consider and act upon any other matters that properly may come before the meeting or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, and 5.

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. WHEN CO-TENANTS HOLD SHARES, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



DATE: ____________                  _______________________________________
                                    Signature

                                    _______________________________________
                                    Signature (Joint Owners)



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